SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

Performance Food Group Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

Dear Shareholder:

          It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Performance Food Group Company (the “Company”) to be held at 10:00 a.m., eastern daylight time, on Wednesday, May 7, 2003, at the offices of the Company located at 12500 West Creek Parkway, Richmond, Virginia.

          Shareholders will be asked to elect two directors and to consider and act upon a proposal to adopt the Company’s 2003 Equity Incentive Plan. In addition, we will present an oral report on the condition and performance of the Company, and you will have an opportunity to question management on matters that affect the interests of all shareholders.

          We hope you will be able to attend the meeting in person. Whether you expect to attend or not, we request that you complete and return the enclosed proxy card in the enclosed post-paid envelope. Your vote is important.

          We look forward to seeing you on May 7, 2003.

Sincerely, Robert C. Sledd Chairman

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
PROPOSAL 1: ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
PROPOSAL 2: ADOPTION OF THE PERFORMANCE FOOD GROUP COMPANY 2003 EQUITY INCENTIVE PLAN
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN TRANSACTIONS
PROPOSALS OF SHAREHOLDERS

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

          Notice is hereby given that the Annual Meeting of Shareholders (the “Annual Meeting”) of Performance Food Group Company (the “Company”) will be held at 10:00 a.m, eastern daylight time, on Wednesday, May 7, 2003, at the Company’s offices located at 12500 West Creek Parkway, Richmond, Virginia for the following purposes:

1. To elect two Class I directors to hold office for a term of three years and until their successors are elected and qualified;

2. To consider and act upon a proposal to adopt the Company’s 2003 Equity Incentive Plan; and

3. To transact such other business as may properly come before the Annual Meeting.

          The Board of Directors has fixed the close of business on March 20, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

          Your attention is directed to the Proxy Statement accompanying this notice for a more complete statement regarding matters to be acted upon at the Annual Meeting.

By the Order of the Board of Directors John D. Austin, Secretary

Richmond, Virginia April 7, 2003

          YOUR REPRESENTATION AT THE ANNUAL MEETING IS IMPORTANT. TO ENSURE YOUR REPRESENTATION, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY. SHOULD YOU DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AS PROVIDED IN THE ACCOMPANYING PROXY STATEMENT AT ANY TIME BEFORE IT IS VOTED.

12500 West Creek Parkway
Richmond, Virginia 23238
(804) 484-7700

PROXY STATEMENT

     The accompanying proxy is solicited by the Board of Directors of Performance Food Group Company for use at the Annual Meeting of Shareholders of the Company to be held on May 7, 2003 (the “Annual Meeting”), and any adjournments thereof, notice of which is attached hereto.

     The purposes of the Annual Meeting are to elect two Class I directors, to consider and act upon a proposal to adopt the Company’s 2003 Equity Incentive Plan (the “Equity Incentive Plan”) and to transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

     A shareholder who signs and returns a proxy may revoke the same at any time before the authority granted thereby is exercised by attending the Annual Meeting and electing to vote in person, by filing with the Secretary of the Company a written revocation or by duly executing a proxy bearing a later date. Unless so revoked, the shares represented by the proxy will be voted at the Annual Meeting. Where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such specifications. If no specification is made, such shares will be voted FOR the election of the two director nominees and FOR the adoption of the Equity Incentive Plan.

     The Board of Directors knows of no other matters that are to be brought to a vote at the Annual Meeting. If any other matter does come before the Annual Meeting, however, the persons appointed in the proxy or their substitutes will vote in accordance with their best judgment on such matters.

     The Board of Directors has fixed the close of business on March 20, 2003 as the record date for the Annual Meeting. Only record holders of the Company’s common stock, $.01 par value per share (the “Common Stock”), at the close of business on that date will be entitled to vote at the Annual Meeting. On the record date, the Company had outstanding 45,378,231 shares of Common Stock. Holders of the Common Stock will be entitled to one vote for each share of Common Stock so held, which may be given in person or by proxy duly authorized in writing.

     The representation in person or by proxy of at least a majority of the outstanding shares entitled to vote is necessary to provide a quorum at the meeting. Abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. Because directors are elected by a plurality of the votes cast by the holders of the Common Stock represented and entitled to vote at the Annual Meeting, abstentions and “non-votes” are not considered in the election. Because the Equity Incentive Plan will be approved if a majority of the votes cast vote in favor of adopting the Equity Incentive Plan, abstentions and “non-votes” will have the practical effect of a vote against approval of the Equity Incentive Plan. Any other matters that may properly come before the meeting or any adjournment thereof shall be approved by the affirmative vote of a majority of the votes cast by the holders of Common Stock represented and entitled to vote at the Annual Meeting, and abstentions and “non-votes” will have no effect on the outcome of the vote. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

     This Proxy Statement and Form of Proxy and the Company’s Annual Report to Shareholders have been mailed on or about April 7, 2003 to all shareholders of record at the close of business on March 20, 2003. The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement. Such solicitation will be made by mail and may also be made by the Company’s regular officers or employees personally or by telephone or telecopy. The Company may reimburse brokers, custodians and nominees for their expenses in sending proxies and proxy materials to beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information furnished to the Company as of March 20, 2003 concerning persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of the Common Stock.

	Amount and
	Nature of
Name and Address	Beneficial	Percent of
of Beneficial Owner	Ownership	Class (1)

Capital Research and Management Company	3,320,000 (2)	7.3%
333 South Hope Street Los Angeles, California 90071

SMALLCAP World Fund, Inc.	2,930,000 (2)	6.5%
333 South Hope Street Los Angeles, California 90071

(1)	Computed in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934.

(2)	Based solely on information contained in a joint Schedule 13G/A filed by Capital Research and Management Company and SMALLCAP World Fund, Inc. with the Securities and Exchange Commission (“SEC”) on February 13, 2003.

PROPOSAL 1: ELECTION OF DIRECTORS

     The Company’s Restated Charter classifies the Board of Directors into three classes, each class to be as nearly equal in number as possible, designated Class I, Class II and Class III. At each annual meeting, directors of the class whose term of office expires in that year are elected for a three-year term. The terms of three Class I directors, Charles E. Adair, Timothy M. Graven and H. Allen Ryan, will expire upon the election and qualification of new directors at this Annual Meeting. The terms of each of the two Class II directors and two Class III directors will expire at the annual meetings in 2004 and 2005, respectively. H. Allen Ryan has notified the Board that he will retire from the Board of Directors effective at the Annual Meeting and will not be seeking re-election. In connection with Mr. Ryan’s retirement, the Board of Directors has decided to reduce the size of the Board of Directors from seven persons to six persons. As such, the number of Class I directors is being reduced from three to two. The Nominating and Corporate Governance Committee has approved the nomination of and the Board of Directors has designated Charles E. Adair and Timothy M. Graven as the two nominees for re-election as Class I directors for a three-year term expiring at the annual meeting in 2006 and until their successors are elected and qualified. These two nominees are currently directors of the Company and were elected by the shareholders.

     Unless contrary instructions are received, it is intended that the shares represented by proxies solicited by the Board of Directors will be voted in favor of the election of the two Class I nominees as directors. Each nominee has consented to be a candidate and to serve, if elected. While the Board has no reason to believe that any nominee will be unable to accept nomination or election as a director, if such an event should occur, the persons named in the Form of Proxy have advised the Company that they will vote for such substitute or substitutes as shall be designated by the current Board of Directors.

     The following table contains, as of March 20, 2003, certain information concerning the Named Executive Officers (as defined herein) and directors of the Company, including the nominees, as well as certain information concerning the directors and executive officers of the Company as a group which information has been furnished to the Company by the individuals named or included in such group:

					Shares of
					Common
					Stock		Percent
		Director	Term		Beneficially		of
Name	Age	Since	Expires	Position	Owned (1)		Class

Robert C. Sledd	50	1987	2004	Chairman and Director	633,901	(2)	1.4%
C. Michael Gray	53	1992	2005	President, Chief Executive Officer and Director	304,114		*
Thomas Hoffman	63	—	—	Senior Vice President and Chief Executive Officer – Customized Segment	94,559		*
G. Thomas Lovelace, Jr.	50	—	—	Senior Vice President and Chief Executive Officer – Fresh-cut Segment	42,966		*
Steven L. Spinner	43	—	—	Senior Vice President and Chief Executive Officer – Broadline Segment	181,253	(3)	*
Charles E. Adair	55	1993	2003	Director	63,000		*
Fred C. Goad, Jr.	62	1993	2004	Director	60,000	(4)	*
Timothy M. Graven	51	1993	2003	Director	48,000		*
H. Allen Ryan	60	2000	2003	Director	393,212		*
John E. Stokely	50	1998	2005	Director	37,750		*
All directors and executive officers as a group (13 persons)					2,022,365		4.4%

*	Less than one percent

(1)	Includes the following shares which are not currently outstanding but which the named individuals are entitled to acquire as of March 20, 2003 and within 60 days of such date upon the exercise of options: Mr. Sledd – 190,702; Mr. Gray – 164,202; Mr. Hoffman – 68,140; Mr. Lovelace –32,000; Mr. Spinner – 85,400; Mr. Adair –39,000; Mr. Goad – 36,000; Mr. Graven – 33,000; Mr. Ryan – 25,250; Mr. Stokely – 30,750; all directors and executive officers as a group (13 persons) – 776,934 shares. The shares described in this note are deemed to outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purposes of computing the percentage of ownership of any other person.

(2)	Includes 81,000 shares held by Mr. Sledd as trustee for the benefit of his children. Also includes 3,500 shares held by Mr. Sledd’s wife for which Mr. Sledd disclaims beneficial ownership.

(3)	Includes 1,127 shares held by Mr. Spinner’s daughter.

(4)	Includes 3,000 shares held by Mr. Goad’s wife for which Mr. Goad disclaims beneficial ownership.

     The following is a brief summary of the business experience of each of the Named Executive Officers and directors of the Company, including the nominees, other than Mr. Ryan, who is retiring from the Board of Directors effective as of the Annual Meeting.

     Robert C. Sledd has served as Chairman of the Board of Directors since February 1995 and has served as a director of the Company since 1987. From 1987 to August 2001, Mr. Sledd served as Chief Executive Officer of the Company. Mr. Sledd served as President of the Company from 1987 to February 1995. Mr. Sledd served as a director of Taylor & Sledd Industries, Inc., a predecessor of the Company, since 1974, and served as President and Chief Executive Officer of that company from 1984 to 1987. Mr. Sledd also serves as a director of SCP Pool Corporation, a supplier of swimming pool supplies and related products.

     C. Michael Gray has served as President of the Company since February 1995, as Chief Executive Officer since August 2001 and as a director of the Company since 1992. Mr. Gray served as Chief Operating Officer of the Company from February 1995 to August 2001. Mr. Gray served as President of Pocahontas Foods, USA, Inc. (“Pocahontas”), a wholly-owned subsidiary of the Company, from 1981 to 1995. Mr. Gray was Marketing Manager and Vice President of Marketing for Pocahontas from 1975 to 1981. Prior to joining Pocahontas, Mr. Gray was employed by Kroger Company.

     Thomas Hoffman has served as Senior Vice President of the Company and Chief Executive Officer – Customized Segment since February 1995. Mr. Hoffman served as President of Kenneth O. Lester Company, Inc., a wholly-owned subsidiary of the Company, from December 1989 until September 2002. Prior to joining the Company, Mr. Hoffman served in executive capacities at Booth Fisheries Corporation, a subsidiary of Sara Lee Corporation, as well as C.F.S. Continental, Miami and International Foodservice, Miami, two foodservice distributors.

     G. Thomas Lovelace, Jr. has served as Senior Vice President of the Company since February 2002 and as Chief Executive Officer – Fresh-cut Segment since May 1996. Mr. Lovelace served as Vice President of the Company from February 2001 to February 2002. From July 1995 until April 1996, Mr. Lovelace was the President of Fresh-cut’s West Coast Operations. Prior to joining the Company in July 1995, Mr. Lovelace spent nine years with Coronet Foods, a multi-national fresh-cut processor, and sixteen years with McDonald’s Corporation.

     Steven L. Spinner has served as Senior Vice President of the Company and Chief Executive Officer – Broadline Segment since February 2002 and served as Broadline Division President of the Company from August 2001 to February 2002. Mr. Spinner served as Broadline Regional President of the Company from October 2000 to August 2001, and served as President of AFI Food Service Distributors, Inc. (“AFI”), a wholly-owned subsidiary of the Company, from October 1997 to October 2000. From 1989 to October 1997, Mr. Spinner served as Vice President of AFI.

     Charles E. Adair has served as a director of the Company since August 1993. Since 1993, Mr. Adair has been a partner in Cordova Ventures, a venture capital management company. Mr. Adair was employed by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals and other medical products, from 1973 to 1992, serving as Executive Vice President from 1978 to 1981, as President and Chief Operating Officer from 1981 to 1992, and as a director from 1976 to 1992. In addition, Mr. Adair serves as a director of Tech Data Corporation, a distributor of microcomputers and related hardware and software products, and of PSS World Medical, Inc., a specialty marketer and distributor of medical products to physicians, long-term care providers and other alternate-site healthcare providers. Mr. Adair is a certified public accountant.

     Fred C. Goad, Jr. has served as a director of the Company since July 1993. Since April 2001, Mr. Goad has served as a partner of Voyent Partners, L.L.C., a private investment company. Mr. Goad served as Co-Chief Executive Officer of the transaction services division of WebMD from March 1999 to March 2001. From June 1996 to March 1999, Mr. Goad served as Co-Chief Executive Officer and Chairman of ENVOY Corporation (“ENVOY”), a provider of electronic transaction processing services for the health care industry, which was acquired by WebMD in 1999. From 1985 to June 1996, Mr. Goad served as President and Chief Executive Officer and as a director of ENVOY. Mr. Goad also serves as a director of Luminex Corporation, a maker of proprietary technology that simplifies biological testing for the life sciences industry.

     Timothy M. Graven has served as a director of the Company since August 1993. Mr. Graven is the Managing Partner and co-founder of Triad Investment Company, LLC, a private investment firm founded in 1995. Mr. Graven served as President and Chief Operating Officer of Steel Technologies, Inc. of Louisville, Kentucky, a steel processing company, from March 1990 to November 1994, as Executive Vice President and Chief Financial Officer from May 1985 to March 1990 and as a director from 1982 to 1994. Mr. Graven is also a certified public accountant.

     John E. Stokely has served as a director of the Company since April 1998. Since August 1999, Mr. Stokely has been self-employed as a business consultant. Mr. Stokely was the President, Chief Executive Officer and Chairman of the Board of Directors of Richfood Holdings, Inc. (“Richfood”), a retail food chain and wholesale grocery distributor, from January 1997 until August 1999, when Richfood was acquired by Supervalu Inc. Mr. Stokely served on the Board of Directors and as President and Chief Operating Officer of Richfood from April 1995 to January 1997 and served as Executive Vice President and Chief Financial Officer from 1990 to April 1995. Mr. Stokely also serves as a director of Nash-Finch Company, a food wholesaler, SCP Pool Corporation, a supplier of swimming pool supplies and related products, and Transaction Systems Architects, Inc., a provider of enterprise e-payments and e-commerce solutions.

     The Board of Directors has established an Audit Committee for the purpose of engaging the Company’s independent auditors, overseeing and reviewing the scope of their engagement, consulting with such auditors, reviewing the results of the audit, acting as a liaison between the Board and the Company’s independent auditors and reviewing various Company policies, including those related to accounting and internal control matters. It is the function of the Audit Committee to ensure that the Company’s financial statements accurately reflect the Company’s financial position and results of operations. The Audit Committee operates pursuant to the terms of a Restated Charter which was adopted by the Board of Directors on February 25, 2003 (the “Restated Audit Committee Charter”). A copy of the Restated Audit Committee Charter is attached to this Proxy Statement as Appendix A. Messrs. Adair, Goad, Graven and Stokely comprise the Audit Committee, each of whom is independent as defined by the current National Association of Securities Dealers’ listing standards. The Audit Committee met ten times during the fiscal year ended December 28, 2002. The Board of Directors of the Company has determined that each of Messrs. Adair, Graven and Stokely qualifies as an “audit committee financial expert,” as such term is defined under the rules and regulations of the Securities and Exchange Commission.

     The Board of Directors has established a Compensation Committee for the purpose of evaluating the performance of the Company’s officers, reviewing and approving officers’ compensation, formulating bonuses for the Company’s management and administering the Company’s stock incentive plans. A copy of the Compensation Committee Charter (the “Compensation Committee Charter”) is attached to this Proxy Statement as Appendix B. Messrs. Adair, Goad, Graven and Stokely comprise the Compensation Committee, which met two times during the fiscal year ended December 28, 2002.

     The Board of Directors has established a Nominating and Corporate Governance Committee for the purpose of identifying and approving the nomination of qualified candidates for election to the Board of Directors, reviewing the composition of the Board of Directors, reviewing and recommending corporate governance policies for the Company and periodically evaluating the performance of the Board of Directors. A copy of the Nominating and Corporate Governance Committee Charter is attached to this Proxy Statement as Appendix C. Messrs. Adair, Goad, Graven and Stokely comprise the Nominating and Corporate Governance Committee which met two times during the fiscal year ended December 28, 2002.

     The Nominating and Corporate Governance Committee will consider nominees for the Board of Directors recommended by shareholders if shareholders comply with the advance notice provisions contained in the Company’s Restated Charter. Shareholder recommendations for nominees must include biographical information about both the proposed nominee and the shareholder making the recommendation as well as the proposed nominee’s written consent to nomination. The recommendations must be addressed to the Company’s Corporate Secretary and delivered or mailed and received at the Company’s principal executive offices not later than 120 days before the date of the Company’s annual meeting.

     The Board of Directors held ten meetings, six of which were via teleconference, during the fiscal year ended December 28, 2002. All incumbent directors attended at least 75% of the meetings of the Board and each committee of the Board on which such directors served at the time of such meeting, held during the fiscal year ended December 28, 2002.

EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid or accrued by the Company during the three fiscal years ended December 28, 2002 (fiscal 2002), December 29, 2001 (fiscal 2001) and December 30, 2000 (fiscal 2000) for (i) the Chief Executive Officer of the Company and (ii) the four highest paid executive officers of the Company whose salary and bonus payments exceeded $100,000 (collectively, the “Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long-Term
		Annual		Compensation
		Compensation		Awards

				Securities
				Underlying	All Other
Name and	Fiscal	Salary	Bonus	Options/SARs	Compensation
Principal Position	Year	($)	($)	(#)(1)	($)

C. Michael Gray	2002	$492,714	$411,212	40,000	$8,841	(2)
President and Chief	2001	415,589	394,449	183,750	11,346	(2)
Executive Officer	2000	338,656	188,898	66,000	11,118	(2)
Robert C. Sledd	2002	232,118	281,809	20,000	12,427	(2)
Chairman	2001	376,141	442,100	39,900	11,346	(2)
	2000	387,412	334,101	152,000	11,118	(2)
Thomas Hoffman	2002	276,248	277,499	11,000	13,243	(2)
Senior Vice President and	2001	256,661	174,778	8,000	11,346	(2)
Chief Executive Officer –	2000	236,250	57,653	18,000	11,118	(2)
Customized Segment
G. Thomas Lovelace, Jr.	2002	348,172	212,800	13,000	13,243	(2)
Senior Vice President and	2001	309,073	116,185	39,000	11,719	(2)
Chief Executive Officer –	2000	259,240	133,472	66,000	11,118	(2)
Fresh-cut Segment
Steven L. Spinner	2002	324,231	105,210	15,000	12,237	(2)
Senior Vice President and	2001	252,404	131,250	57,250	11,346	(2)
Chief Executive Officer –	2000	188,077	78,060	18,000	10,966	(2)
Broadline Segment

(1)	Number of stock options granted under the 1993 Stock Incentive Plan (the “1993 Plan”).

(2)	Includes allocations by the Company to each Named Executive Officer’s ESOP account of $6,243, $6,933 and $6,868 for 2002, 2001 and 2000, respectively. Allocations to the ESOP accounts are based on the closing price of the Common Stock on The Nasdaq Stock Market of $33.96 per share at December 31, 2002 for fiscal 2002, $35.17 per share at December 31, 2001 for fiscal 2001 and $25.64 per share at December 31, 2000 for fiscal 2000. Also includes contributions by the Company to each Named Executive Officer’s 401(k) account in fiscal 2002 as follows: Mr. Gray - $2,598; Mr. Sledd - $6,184; Mr. Hoffman - $7,000; Mr. Lovelace - $7,000; and Mr. Spinner - $5,994; in fiscal 2001: Mr. Gray - $4,413; Mr. Sledd - $4,413; Mr. Hoffman - $4,413; Mr. Lovelace - $4,786; and Mr. Spinner - $4,413; and in fiscal 2000: Mr. Gray - $4,250; Mr. Sledd - $4,250; Mr. Hoffman - $4,250; Mr. Lovelace - $4,250; and Mr. Spinner - $4,098.

     The following table summarizes certain information regarding stock options issued to the Named Executive Officers during fiscal 2002. No stock appreciation rights (“SARs”) have been granted by the Company.

Option Grants in Last Fiscal Year

	Individual Grants

			Percent of
	Number of		Total			Potential Realizable Value
	Securities		Options			at Assumed Annual Rates
	Underlying		Granted to			of Stock Price Appreciation
	Options		Employees	Exercise		For Option Term
	Granted		in Fiscal	Price	Expiration
Name	(#)(1)		2002(%)	($/Share)	Date	5%($)	10%($)

C. Michael Gray	40,000	(2)	5.6%	$36.45	2/5/2012	$916,928	$2,323,677
Robert C. Sledd	20,000	(2)	2.8	36.45	2/5/2012	458,464	1,161,838
Thomas Hoffman	11,000	(2)	1.5	36.45	2/5/2012	252,155	639,011
G. Thomas Lovelace, Jr.	13,000	(2)	1.8	36.45	2/5/2012	298,002	755,195
Steven L. Spinner	13,000	(2)	1.8	36.45	2/5/2012	298,002	755,195
	2,000	(3)	0.3	34.40	8/22/2012	43,268	109,649

(1)	The options were granted to the Named Executive Officers on February 5, 2002 and, with respect to Mr. Spinner, on August 22, 2002 pursuant to the 1993 Plan. The options were granted at exercise prices determined by the closing price of the Common Stock on The Nasdaq Stock Market on the dates of grant.

(2)	The options become 100% exercisable on February 5, 2006. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

(3)	The options become 100% exercisable on August 22, 2006. If any of certain events which generally constitute a change in control of the Company occur, the options would become immediately exercisable.

     The Company has no long-term incentive plans, as that term is defined in regulations promulgated by the SEC. Also, the Company presently has no defined benefit or actuarial plans covering any employees of the Company. During fiscal 2002, the Company did not adjust or amend the exercise price of stock options awarded to the Named Executive Officers, whether through amendment, cancellation or replacement grants, or other means.

     The following table sets forth certain information with respect to stock options issued to the Named Executive Officers pursuant to the 1993 Plan and the 1989 Nonqualified Stock Option Plan.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL 2002 YEAR-END OPTION VALUES

			Number of Securities		Value of
			Underlying Unexercised		Unexercised
			Options Held at		In-the-Money Options
	Shares		December 28, 2002		at December 28, 2002 ($)(1)
	Acquired on	Value
Name	Exercise (#)	Realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

C. Michael Gray	13,500	$457,245	134,202	319,750	$3,455,894	$2,590,268
Robert C. Sledd	18,000	593,071	150,702	251,900	3,838,814	4,327,999
Thomas Hoffman	27,682	776,598	48,140	57,000	1,242,387	899,099
G. Thomas Lovelace,Jr.	—	—	20,000	130,000	489,600	1,664,329
Steven L. Spinner	—	—	80,000	82,850	1,973,400	344,166

(1)	Based on the closing price of the Company’s Common Stock on The Nasdaq Stock Market at December 27, 2002, of $33.73 per share.

Director Compensation

     Non-employee directors receive an annual retainer of $17,500 and a fee of $1,500 for each Board meeting attended, $750 for each committee meeting attended, $750 for each Board meeting attended by telephone, $500 for each committee meeting attended by telephone, and are reimbursed for expenses reasonably incurred in connection with their services as directors. In addition, the Chairman of the Audit Committee receives an annual retainer of $5,000, and the Chairmen of the Compensation and Nominating and Corporate Governance Committees receive annual retainers of $3,500 each. Directors who are officers or employees of the Company receive no compensation for serving as members of the Board. The aggregate amount of fees paid to all of the non-employee directors for fiscal 2002 was $177,750.

     Each non-employee director participates in the 1993 Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”), which was approved by the shareholders of the Company on July 21, 1993. The Equity Incentive Plan will replace the Outside Directors’ Plan if approved by the Company’s shareholders at the Annual Meeting. Non-employee directors elected to the Board subsequent to the adoption of the Outside Directors’ Plan will receive an option grant for 10,500 shares upon their election to the Board of Directors and all non-employee directors will receive an annual option grant of 5,000 shares as of the date of each annual meeting of shareholders. The options become exercisable, subject to a director’s continued service on the Board of Directors, one year from the date of grant, and expire on the tenth anniversary of such date. All options issued under the Outside Directors’ Plan have an exercise price per share at the date of grant equal to the closing sale price on The Nasdaq Stock Market on that date. At December 28, 2002, there were five participants under the Outside Directors’ Plan who had been granted options covering an aggregate of 31,500 shares at an exercise price of $4.67 per share, 9,000 shares at an exercise price of $6.34 per share, 9,000 shares at an exercise price of $7.09 per share, 9,000 shares at an exercise price of $9.17 per share, 15,000 shares at an exercise price of $10.00 per share, 25,500 shares at an exercise price of $10.07 per share, 20,000 shares at an exercise price of $12.97 per share, 30,500 shares at an exercise price of $13.25 per share, 25,000 shares at an exercise price of $28.48 per share and 25,000 shares at an exercise price of $38.00. Options with respect to 40,500 shares of Common Stock granted under the Outside Directors’ Plan, of which 31,500 would have expired on August 24, 2003, have been exercised since November 2002. During fiscal 2002, the Company paid $4,000 to Mr. Ryan in connection with his participation in certain strategic planning sessions conducted by the Company in 2001. The Company has also paid Mr. Ryan $8,000 for his participation in similar strategic planning sessions and for other consulting services for 2002.

     The Board of Directors may in the future adjust the compensation of directors as it deems advisable and consistent with the best interests of the Company’s shareholders and the financial abilities of the Company.

Change in Control Agreements

     Effective as of October 29, 1997, the Company entered into agreements which were amended as of February 26, 2003, with certain of its key executives (the “Agreement”), including the Chief Executive Officer and other Named Executive Officers, which provide for certain payments to be made to the executive if, within two years following a Change in Control (as defined in the Agreement) of the Company, his employment with the Company is terminated for any reason other than Cause (as defined in the Agreement) or if the executive terminates his employment with the Company for Good Reason (as defined in the Agreement). Upon termination, the executive is entitled to receive (i) 299.9% of his base salary (defined as the higher of the executive’s annual base salary prior to the Change in Control or the executive’s highest annual base salary in effect after the Change in Control but prior to termination), (ii) 299.9% of his bonus (based upon the executive’s bonus for the three fiscal years prior to the Change in Control or highest bonus after the Change in Control, whichever is higher) and (iii) an amount necessary to reimburse the executive for any excise tax payable under Section 4999 of the Internal Revenue Code in connection with the Change in Control. In accordance with the terms of the Agreement, as amended as of February 26, 2003, one-third of the amounts payable pursuant to clauses (i) and (ii) must be paid in equal semi-monthly installments over the twelve months following termination and the balance in a lump sum payment made within five business days after the expiration of the twelve-month period. Amounts payable pursuant to clause (iii) above must be paid within thirty days following termination of employment. Alternatively, the Agreement, as amended, provides that the key executive may elect to receive all of the amounts payable pursuant to clauses (i), (ii) and (iii) above within thirty days following termination of employment.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2002, the Compensation Committee of the Board of Directors was composed of Messrs. Adair, Goad, Graven and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. In addition, there are no relationships among the Company’s executive officers, members of the Compensation Committee or entities whose executives serve on the Board of Directors or the Compensation Committee that require disclosure under applicable SEC regulations.

Compensation Committee Report on Executive Compensation

     Decisions with respect to compensation of the Named Executive Officers for fiscal 2002 were made by the Compensation Committee of the Board of Directors, which was composed of Messrs. Adair, Goad, Graven and Stokely. None of these persons has at any time been an officer or employee of the Company or any of its subsidiaries. The Compensation Committee approves compensation actions and long-term incentive awards to the Named Executive Officers and other key employees of the Company and reviews and administers the incentive compensation, stock option and other compensation plans of the Company. The Compensation Committee Charter provides that the Compensation Committee shall meet in executive session when determining the compensation of the Company’s Chief Executive Officer and other executive officers.

     The overall objectives of the Company’s executive compensation program for fiscal 2002 were to:

-	Attract and retain the highest quality talent to lead the Company;

-	Reward key executives based on business performance;

-	Design incentives to maximize shareholder value; and

-	Assure that objectives for corporate and individual performance were measured.

     The philosophy upon which these objectives are based is to provide incentive to the Company’s officers to enhance the profitability of the Company and closely align the financial interests of the Company’s officers with those of its shareholders. In order to uphold this philosophy for fiscal 2002, the Compensation Committee reviewed the various elements of executive compensation, including salaries, incentive compensation awards and stock option awards under the 1993 Plan. The Compensation Committee periodically retains an independent consulting firm to analyze the Company’s compensation programs in relation to a group of similarly sized companies in comparable industries. These comparable companies are primarily in the distribution industry, including certain of the

Company’s competitors for which compensation data is available. Their analysis compared the compensation levels of the CEO and Named Executive Officers to similar positions at these peer companies. The Compensation Committee then used this information when establishing compensation levels for the Company’s senior management.

     The Compensation Committee set annual base salaries for the Named Executive Officers near or just below the midpoint of the relative salaries of similar executives at these peer companies. To closely align an executive’s compensation to the Company’s goals, the Compensation Committee believes that a substantial portion of an executive’s compensation should be incentive based. Therefore, the Company relies to a significant degree on annual cash bonuses and long-term stock-based incentive compensation. Beginning in fiscal 1995, the Compensation Committee and the Board implemented an annual cash bonus program for senior management, including the Named Executive Officers, based in part on Economic Value Added (“EVA”) and in part on individual performance objectives. EVA measures the Company’s ability to generate after-tax operating profits in excess of the cost of capital, including both debt and equity, employed to generate that profit. The Company’s bonus program includes a component based on the improvement in EVA over the prior year and a component based on current year EVA. Under this program, an executive’s bonus varies directly with improvement in and with the amount of after-tax operating profits in excess of the cost of capital. Therefore, an executive is rewarded for creating shareholder wealth by most effectively utilizing the Company’s capital. In addition, an executive’s bonus is “at risk,” in that no bonuses are paid if the Company fails to improve the utilization of capital or generate after-tax operating profits in excess of the cost of capital. The Company announced in March 2002, that it had identified certain accounting errors at one of its Broadline operating subsidiaries. Members of the Company’s senior management evaluated the impact of the accounting errors on incentive compensation paid to the Named Executive Officers and certain other members of the Company’s senior management. As a result of that investigation, the Compensation Committee decided to reduce the amount of the Company’s total cash bonus program and incentive compensation that would have otherwise been available to senior management, including the Named Executive Officers, in fiscal 2002.

     The long-term incentive program for senior management consists of stock option and other stock-based awards granted under the 1993 Plan. Until 1999, the Compensation Committee granted stock option awards on a bi-annual basis. In 1999, the Compensation Committee began to grant options to senior management annually. During 2002, the Compensation Committee approved the grant of an aggregate of 99,000 stock options under the 1993 Plan to the Named Executive Officers, representing 13.8% of the total options granted to employees in fiscal 2002. These options were granted at the fair market value of the Common Stock on the date of grant and vest four years from the date of grant.

Compensation of Chief Executive Officer

     C. Michael Gray, the Company’s President and Chief Executive Officer, was compensated during fiscal 2002 in accordance with the same general criteria established from time to time by the Compensation Committee of the Board of Directors with respect to the Named Executive Officers. In February 2002, the Compensation Committee granted Mr. Gray options to purchase 40,000 shares of the Company’s Common Stock at an exercise price of $36.45, the fair market value of such stock on the date of grant. Such options vest four years from the date of the grant. Mr. Gray’s base salary for fiscal 2002 was $492,714, and he earned cash bonuses of $411,212.

Federal Income Tax Deductibility Limitations

     The Compensation Committee believes it is appropriate to take into account the $1,000,000 limit on the deductibility of executive compensation for federal income tax purposes enacted as part of the 1993 Omnibus Budget Reconciliation Act and to seek to qualify the Company’s long-term compensation awards as performance-based compensation excluded from the $1,000,000 limit. The Compensation Committee believes that all incentive compensation of the Company’s current executive officers will qualify as a tax deductible expense when paid. The Compensation Committee will continue to evaluate, however, whether it will approve annual compensation arrangements exceeding $1,000,000 and whether it will attempt to qualify any such amounts for deductibility under the federal tax laws.

     The tables set forth under “Executive Compensation,” and the accompanying narrative and footnotes, reflect the decisions covered by the above discussion.

Charles E. Adair	Fred C. Goad, Jr.	Timothy M. Graven	John E. Stokely

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Audit Committee Report

     In accordance with the Restated Audit Committee Charter, the Audit Committee of the Board of Directors assists the Board of Directors in fulfilling its responsibility to oversee the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance and the independence and performance of the Company’s independent auditors and internal auditing department. During fiscal 2002, the Audit Committee met ten times.

     In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might be thought to bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls, including steps taken to implement recommended improvements in internal controls, as well as significant judgements, critical accounting policies and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors their fees, audit plans, audit scope and identification of audit risks.

     The Audit Committee discussed and reviewed with the independent auditors all communications required by auditing standards generally accepted in the United States of America, including those described in Statement on Auditing Standards No. 61, as amended, “Communications with Audit Committees” and discussed and reviewed the results of the independent auditors’ audit of the consolidated financial statements.

     The Audit Committee reviewed the audited consolidated financial statements of the Company as of and for the fiscal year ended December 28, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent auditors have the responsibility for the audit of those statements.

     As previously disclosed, the Company announced in March 2002, that it had identified certain accounting errors at one of its Broadline operating subsidiaries. The Audit Committee asked the Company’s management to work with the Company’s outside advisors, including the Company’s legal counsel and accounting advisors engaged by counsel at the request of the Audit Committee, to develop specific actions to be taken to further strengthen the Company’s internal controls, and the Company has taken the following remedial actions: terminating and replacing certain accounting staff at the subsidiary; increasing the Company’s internal audit staff; expanding the Company’s internal audit work programs; developing an enhanced schedule of on-site review at the Company’s subsidiaries conducted by the Company’s outside auditors and its internal audit staff; enhancing the quarterly review procedures at the Company’s operating subsidiaries; increasing coordination between the Company’s central accounting staff and the accounting staff located at each of its operating subsidiaries; adding a chief financial officer for the Company’s Broadline segment; and implementing a new internal financial reporting system to automate and enhance financial reporting by the Company’s subsidiaries, including automated notification to its central accounting staff when the general ledgers of certain subsidiaries do not reconcile with their accounting subsystems.

     Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 28, 2002 for filing with the SEC. The Audit Committee has engaged KPMG LLP as the Company’s independent auditors for fiscal 2003.

Charles E.Adair	Fred C. Goad, Jr.	Timothy M. Graven	John E. Stokely

     The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Relationship with Independent Auditors

     The Audit Committee of the Board of Directors of the Company has selected KPMG LLP to serve as independent auditors for 2003. Such firm has served as the Company’s independent auditors since 1987. Representatives of KPMG LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement if they desire to do so and to respond to appropriate questions. The following is a description of the fees billed to the Company by KPMG LLP for fiscal 2002 and fiscal 2001.

Audit Fees

     Audit fees include fees paid by the Company to KPMG in connection with the annual audit of the Company’s consolidated financial statements and KPMG’s review of the Company’s interim financial statements. Audit fees also include fees for services performed by KPMG that are closely related to the audit and in many cases could only be provided by its independent auditors. Such services include comfort letters and consents related to SEC registration statements and other capital-raising activities and certain reports relating to the Company’s regulatory filings. The aggregate fees billed to the Company by KPMG for audit services rendered to the Company and its subsidiaries for fiscal 2002 and fiscal 2001 totaled $595,125 and $355,107, respectively.

Audit Related Fees

     Audit related services include due diligence and audit services related to mergers and acquisitions, accounting consultations, internal control reviews, employee benefit plan audits and certain attest services. The aggregate fees billed to the Company by KPMG for audit related services rendered to the Company and its subsidiaries for fiscal 2002 and fiscal 2001 totaled $127,999 and $131,000, respectively.

Tax Fees

     Tax fees include corporate tax compliance and counsel and advisory services. The aggregate fees billed to the Company by KPMG for the tax related services rendered to the Company and its subsidiaries for fiscal 2002 and fiscal 2001 totaled $182,266 and $187,841, respectively.

All Other Fees

     KPMG did not perform any other services for the Company during fiscal 2002 or fiscal 2001.

     During the latter half of 2002, the Company reviewed its existing practices regarding the use of its independent auditors to provide non-audit and consulting services, to ensure compliance with recent SEC proposals. The Company adopted a policy, effective as of January 1, 2003, which provides that the Company’s independent auditors may provide certain non-audit services which do not impair the auditors’ independence. In that regard, the Audit Committee must pre-approve all audit services provided to the Company, as well as all non-audit services provided by the Company’s independent auditors. This policy is administered by the Company’s senior corporate financial management, which reports throughout the year to the Audit Committee.

Shareholder Return Performance Graph

     The following graph compares the percentage change in the unaudited cumulative total shareholder return on the Company’s Common Stock against the cumulative total return of the S&P 600 Stock Index and the S&P Distributors Food and Health Index between December 31, 1997 and December 31, 2002. The graph assumes the value of the investment in the Company’s Common Stock and each index was $100 at December 31, 1997 and that all dividends, if any, were reinvested.

	1997	1998	1999	2000	2001	2002

Performance Food Group Company	100	118	103	216	296	286
S & P 600 Stock Index	100	99	111	124	132	113
S & P Distr Food & Health Index	100	126	158	221	209	230

PROPOSAL 2: ADOPTION OF THE
PERFORMANCE FOOD GROUP COMPANY
2003 EQUITY INCENTIVE PLAN

     Shareholders are being asked to approve the Equity Incentive Plan to replace the 1993 Plan and the Outside Directors’ Plan. The purpose of the Equity Incentive Plan is to promote the interests of the Company and its shareholders by, among other things, (i) attracting and retaining key officers, employees and directors of, and consultants to, the Company and its subsidiaries and affiliates, (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, and (iii) linking their compensation to the long-term interests of the Company and its shareholders.

     The Board of Directors of the Company believes that adopting the Equity Incentive Plan will, in addition to the purposes set forth above, provide the Company with the additional equity incentives it may need in connection with any future acquisitions the Company may make. Historically, the Company has granted options to certain of the principal executives and key employees of businesses that it acquires and believes that doing so enables the Company to retain and motivate these individuals, while aligning their interests with the Company’s shareholders. For instance, the Company issued 172,000 options in 2002 in connection with the acquisitions of Quality Foods, Middendorf Meat Company, Thoms-Proestler Company and All Kitchens and 232,000 options in 2001 in connection with the acquisitions of Empire Seafood, Springfield Foodservice Corporation and Fresh Express. In the event that the Company makes future acquisitions, it anticipates that it will continue the practice of granting options to certain principal executives and key employees of these acquired businesses. As such, the Board of Directors believes that approval of the Equity Incentive Plan, and the related reservation of additional shares of Common Stock under the Equity Incentive Plan which may be used for issuance in connection with acquisitions, is in the best interests of the Company and its shareholders.

     If shareholder approval of the Equity Incentive Plan is received at the Annual Meeting, no further awards will be granted under the 1993 Plan or the Outside Directors’ Plan. The Equity Incentive Plan will be effective as of May 7, 2003, provided it has been approved by the Company’s shareholders. No new awards will be granted under the Equity Incentive Plan after the tenth (10th) anniversary of its effective date.

     If approved by the Company’s shareholders, the Equity Incentive Plan would set aside for issuance 2,325,189 shares of Common Stock, including an aggregate of 125,189 shares carried over from the 1993 Plan and the Outside Directors’ Plan. These 2,325,189 shares of Common Stock represent 4.5% of the Company’s total number of shares of Common Stock outstanding as of March 20, 2003, including approximately 6.1 million shares issuable upon conversion of the Company’s 5 1/2% Convertible Subordinated Notes due 2008.

     As described in more detail below, the Equity Incentive Plan contains the following provisions:

•	The Equity Incentive Plan prohibits the Committee from amending the terms of previously granted options to reduce the exercise price or canceling a previously granted option and substituting another option with a lower exercise price. The Company has never repriced any of its options.

•	The Equity Incentive Plan limits to 750,000 shares the number of restricted share, restricted share unit and other similar stock-based awards that the Committee can grant under the Equity Incentive Plan.

•	The Equity Incentive Plan provides that restricted share and restricted share unit awards, subject to certain exceptions, will have a minimum vesting period of three years from the date of the award.

•	The Equity Incentive Plan provides that any options granted under the Equity Incentive Plan, other than Substitute Awards (as defined herein), may not be granted at less than the fair market value of the Common Stock on the date of grant.

•	The Equity Incentive Plan limits to 200,000 the maximum number of shares with respect to which all performance awards may be granted to a Covered Employee (as defined in the Equity Incentive Plan) in each year of the performance period and to $2,000,000 the maximum amount of any award to such an employee that may be settled in cash in each year of the performance period.

     The following is a brief summary of the principal features of the Equity Incentive Plan, which is qualified in its entirety by reference to the Equity Incentive Plan itself, a copy of which is attached hereto as Appendix D and incorporated herein by reference.

     Shares Available for Awards under the Plan. Under the Equity Incentive Plan, awards may be made in Common Stock. Subject to adjustment as provided by the terms of the Equity Incentive Plan, the maximum number of shares of Common Stock with respect to which awards may be granted under the Equity Incentive Plan is 2,325,189 (which includes an aggregate of 125,189 shares under the 1993 Plan and Outside Directors’ Plan that were authorized but not granted). Except as adjusted in accordance with the terms of the Equity Incentive Plan, no more than 750,000 shares may be granted as restricted share, restricted share unit and other similar stock-based awards and only options can be granted with respect to the shares carried over from the 1993 Plan and the Outside Directors’ Plan. The maximum number of shares with respect to which awards may be granted under the Equity Incentive Plan shall be increased by the number of shares with respect to which options were granted under the 1993 Plan and the Outside Directors’ Plan as of the effective date of this Equity Incentive Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without delivery of the shares under the terms of the 1993 Plan or the Outside Directors’ Plan after the effective date of this Equity Incentive Plan.

     Shares of Common Stock subject to an award under the Equity Incentive Plan, the 1993 Plan or the Outside Directors’ Plan that are cancelled, expire unexercised, forfeited, settled in cash or otherwise terminated without a delivery of shares of Common Stock to the participant, including shares of Common Stock withheld or surrendered in payment of any exercise or purchase price of an award or taxes relating to an award, remain available for awards under the Equity Incentive Plan. Shares of Common Stock issued under the Equity Incentive Plan may be either newly issued shares or shares which have been reacquired by the Company. Shares issued by the Company as substitute awards granted solely in assumption of outstanding awards previously granted by a company acquired by the Company or with which the Company combines (“Substitute Awards”) do not reduce the number of shares available for awards under the Equity Incentive Plan.

     In addition, the Equity Incentive Plan imposes individual limitations on the amount of certain awards in order to comply with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Under these limitations, no single participant may receive options or SARs in any calendar year that relate to more than 500,000 shares of Common Stock, subject to adjustment in certain circumstances.

     With certain limitations, awards made under the Equity Incentive Plan may be adjusted by the Committee in its discretion or to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the Equity Incentive Plan in the event of any stock dividend, reorganization, recapitalization, stock split, combination, merger, consolidation, change in laws, regulations or accounting principles or other relevant unusual or nonrecurring event affecting the Company.

     Eligibility and Administration. Current and prospective officers and employees, and directors of, and consultants to, the Company or its subsidiaries or affiliates are eligible to be granted awards under the Equity Incentive Plan. As of December 28, 2002, approximately 10,200 individuals were eligible to participate in the Equity Incentive Plan. The Committee will administer the Equity Incentive Plan, except with respect to awards to non-employee directors serving on the Committee, for which the Equity Incentive Plan will be administered by the Board of Directors. The Committee will be composed of not less than two non-employee directors, each of whom will be a “Non-Employee Director” for purposes of Section 16 of the Exchange Act and Rule 16b-3 thereunder and an “outside director” within the meaning of Section 162(m) and the regulations promulgated under the Code. Subject to the terms of the Equity Incentive Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted, determine and later amend (subject to certain limitations) the terms and conditions of any award, interpret and specify the rules and regulations relating to the Equity Incentive Plan, and make all other determinations which may be necessary or desirable for the administration of the Equity Incentive Plan.

     Stock Options and Stock Appreciation Rights. The Committee is authorized to grant stock options, including both incentive stock options, which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. The Committee may specify the terms of such grants subject to the terms of the Equity Incentive Plan. The Committee is also authorized to grant SARs, either with or without a related option. The exercise price per share subject to an option is determined by the Committee, but may not be less than the fair market value of a share of Common Stock on the date of the grant, except in the case of Substitute Awards. The maximum term of each option or SAR, the times at which each option or SAR will be exercisable, and the provisions requiring forfeiture of unexercised options at or following termination of employment generally are fixed by the Committee, except that no option or tandem SAR relating to an option may have a term exceeding ten years. Incentive stock options or tandem SARs related thereto that are granted to holders of more than ten percent of the Company’s voting securities are subject to certain additional restrictions, including a five-year maximum term and a minimum exercise price of 110% of fair market value. The Committee may also, in its discretion, add an accelerated ownership feature to any option granted, which is the right to acquire an “AO Option.” The right to acquire an AO Option would be triggered upon exercise of the original option and payment of the option price for the original option, subject to certain limitations. The right to acquire an AO Option would allow the option holder to receive, upon such exercise, another option to purchase, at fair market value at the date of grant of the AO Option, a number of shares of Common Sock equal to the sum of: (i) the number of whole shares delivered by the option holder in payment of the option price of the original option and (ii) the number of whole shares, if any, withheld by the Company as payment for withholding taxes. An AO Option will expire on the same date that the original option would have expired had it not been exercised. All AO Options will be non-qualified stock options.

     Restricted Shares and Restricted Share Units. The Committee is authorized to grant restricted shares of Common Stock and restricted share units. Restricted shares are shares of Common Stock subject to transfer restrictions as well as forfeiture upon certain terminations of employment prior to the end of a restricted period or other conditions specified by the Committee in the award agreement. A participant granted restricted shares of Common Stock generally has most of the rights of a shareholder of the Company with respect to the restricted shares, including the right to receive dividends and the right to vote such shares. None of the restricted shares may be transferred, encumbered or disposed of during the restricted period or until after fulfillment of the restrictive conditions.

     Each restricted share unit has a value equal to the fair market value of a share of Common Stock on the date of grant. The Committee determines, in its sole discretion, the restrictions applicable to the restricted share units. A participant will be credited with dividend equivalents on any vested restricted share units at the time of any payment of dividends to shareholders on shares of Common Stock. Except as determined otherwise by the Committee, restricted share units may not be transferred, encumbered or disposed of, and such units shall terminate, without further obligation on the part of the Company, unless the participant remains in continuous employment of the Company for the restricted period and any other restrictive conditions relating to the restricted share units are met.

     The Equity Incentive Plan provides that restricted share and restricted unit awards shall contain provisions which prohibit any forfeiture and transfer restrictions from lapsing with respect to all of the shares covered under an award until the third anniversary of the grant of that award unless the award (i) contains performance-based restrictions, in which case the Committee may provide that the award shall not vest in its entirety prior to the first anniversary of the grant; or (ii) is granted for specific recruiting or retention purposes or in connection with an acquisition, in which case the award, at the Committee’s discretion, may contain less restrictive provisions or shorter vesting requirements than other awards of restricted shares or restricted share units granted under the Equity Incentive Plan. The Equity Incentive Plan provides that not more than 75,000 restricted shares or restricted share units, as such number may adjusted for, among other things, stock splits, dividends and other distributions, may be granted with respect to awards pursuant to subsection (ii) above.

     Performance Awards. A performance award consists of a right that is denominated in cash or shares of Common Stock, valued in accordance with the achievement of certain performance goals during certain performance periods as established by the Committee, and payable at such time and in such form as the Committee shall determine. Performance awards may be paid in a lump sum or in installments following the close of a performance period or on a deferred basis, as determined by the Committee. Termination of employment prior to the end of any performance period, other than for reasons of death or total disability, will result in the forfeiture of the performance award. Absent a determination by the Commitment to the contrary, a participant’s rights to any performance award may not be transferred, encumbered or disposed of in any manner, except by will or the laws of descent and distribution.

     Performance awards are subject to certain specific terms and conditions under the Equity Incentive Plan. Performance goals for Covered Officers (as defined in the Equity Incentive Plan) will be limited to one or more of the following financial performance measures relating to the Company or any of its subsidiaries, operating units or divisions: (a) earnings before interest, taxes, depreciation and/or amortization; (b) operating income or profit; (c) operating efficiencies; (d) return on equity, assets, capital, capital employed, or investment; (e) after tax operating income; (f) net income; (g) earnings or book value per share; (h) cash flow(s); (i) total sales or revenues or sales or revenues per employee; (j) production (separate work units or SWUs); (k) stock price or total shareholder return; (l) dividends; or (m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures; or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or shares outstanding, or to assets or net assets.

     To the extent necessary to comply with Section 162(m), with respect to grants of performance awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m)), the Committee will, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable award agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period. With respect to any Covered Officer, the maximum number of shares in respect of which all performance awards may be granted under the Equity Incentive Plan in each year of the performance period is 200,000 and the maximum amount of any award settled in cash is $2,000,000 in each year of the performance period.

     Other Stock-Based Awards. The Committee is authorized to grant any other type of awards that are denominated or payable in, valued by reference to, or otherwise based on or related to shares of Common Stock. The Committee will determine the terms and conditions of such awards, consistent with the terms of the Equity Incentive Plan.

     Non-Employee Director Awards. Our Board of Directors may provide that all or a portion of a non-employee director’s annual retainer and/or retainer fees or other awards or compensation as determined by the Board be payable in non-qualified stock options, restricted shares, restricted share units and/or other stock-based awards, including unrestricted shares, either automatically or at the option of the non-employee directors. Our Board of Directors will determine the terms and conditions of any such awards, including those that apply upon the termination of a non-employee director’s service as a member of the Board of Directors. Non-employee directors are also eligible to receive other awards pursuant to the terms of the Equity Incentive Plan, including options and SARs, restricted shares and restricted share units, and other stock-based awards upon such terms as the Committee may determine; provided, however, that with respect to awards made to members of the Committee, the Equity Incentive Plan will be administered by the Board of Directors.

     Termination of Employment. The Committee will determine the terms and conditions that apply to any award upon the termination of employment with the Company, its subsidiaries and affiliates, and provide such terms in the applicable award agreement or in its rules or regulations.

     Change in Control. All outstanding awards vest, become immediately exercisable or payable or have all restrictions lifted immediately upon a Change in Control (as defined in the Equity Incentive Plan) or upon a determination of the Committee following a Potential Change in Control (as defined in the Equity Incentive Plan). See Appendix D attached hereto.

     Amendment and Termination. The Board of Directors may amend, alter, suspend, discontinue or terminate the Equity Incentive Plan or any portion of the Equity Incentive Plan at any time, except that shareholder approval must be obtained for any such action if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it desirable or necessary to comply. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award, either prospectively or retroactively. The Committee does not have the power, however, to amend the terms of previously granted options to reduce the exercise price per share subject to such option or to cancel such options and grant substitute options with a lower exercise price per share than the cancelled options. The Committee also may not adversely affect the rights of any award holder without the award holder’s consent.

     Other Terms of Awards. The Company may take action, including the withholding of amounts from any award made under the Equity Incentive Plan, to satisfy withholding and other tax obligations. The Committee may provide for additional cash payments to participants to defray any tax arising from the grant, vesting, exercise or payment of any award. Awards granted under the Equity Incentive Plan generally may not be pledged or otherwise encumbered or transferred except (i) by will or by the laws of descent and distribution; (ii) to a member of the participant’s immediate family or a trust for the benefit of an immediate family member; (iii) to a partnership of which the only partners are members of the participant’s immediate family; or (iv) as permitted by the Committee in its discretion. Incentive stock options may not be pledged or otherwise encumbered or transferred except by will or by the laws of descent and distribution.

     Certain Federal Income Tax Consequences. The following is a brief description of the current federal income tax consequences generally arising with respect to awards under the Equity Incentive Plan.

     Tax consequences to the Company and to participants receiving awards will vary with the type of award. Generally, a participant will not recognize income, and the Company is not entitled to take a deduction, upon the grant of an incentive stock option, a nonqualified option, a reload option, an SAR or a restricted share award. A participant will not have taxable income upon exercising an incentive stock option (except that the alternative minimum tax may apply). Upon exercising an option other than an incentive stock option, the participant must generally recognize ordinary income equal to the difference between the exercise price and fair market value of the freely transferable and non-forfeitable shares of Common Stock acquired on the date of exercise.

     If a participant sells shares of Common Stock acquired upon exercise of an incentive stock option before the end of two years from the date of grant and one year from the date of exercise, the participant must generally recognize ordinary income equal to the difference between (i) the fair market value of the shares of Common Stock at the date of exercise of the incentive stock option (or, if less, the amount realized upon the disposition of the incentive stock option shares of Common Stock), and (ii) the exercise price. Otherwise, a participant’s disposition of shares of Common Stock acquired upon the exercise of an option (including an incentive stock option for which the incentive stock option holding period is met) generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant’s tax basis in such shares of Common Stock (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

     The Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option. The Company generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, the Company will not be entitled to any tax deduction with respect to an incentive stock option if the participant holds the shares of Common Stock for the incentive stock option holding periods prior to disposition of the shares.

     Similarly, the exercise of an SAR will result in ordinary income on the value of the stock appreciation right to the individual at the time of exercise. The Company will be allowed a deduction for the amount of ordinary income recognized by a participant with respect to an SAR. Upon a grant of restricted stock, the participant will recognize ordinary income on the fair market value of the Common Stock at the time shares of restricted stock become vested unless a participant makes an election under Section 83(b) of the Code to be taxed at the time of grant. The participant also is subject to capital gains treatment on the subsequent sale of any Common Stock acquired through the exercise of an SAR or restricted share award. For this purpose, the participant’s basis in the Common Stock is its fair market value at the time the SAR is exercised or the restricted share becomes vested (or is granted, if an election under Section 83(b) is made). Reload options are taxed in the same manner as incentive options and nonqualified options, depending on the type of option that is issued under the reload grant. Payments made under performance awards are taxable as ordinary income at the time an individual attains the performance goals and the payments are made available to the participant.

     Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid in excess of $1 million in any tax year to its five most highly compensated executives. However, compensation that qualifies as “performance-based compensation” is excluded from this $1 million deduction limit and therefore remains fully deductible by the company that pays it. The Company intends that (i) performance awards and (ii) options granted (a) with an exercise price at least equal to 100% of fair market value of the underlying shares of Common Stock at the date of grant and (b) to employees the Committee expects to be named executive officers at the time a deduction arises in connection with such awards, qualify as “performance-based compensation” so that these awards will not be subject to the Section 162(m) deduction limitations.

     The foregoing discussion is general in nature and is not intended to be a complete description of the federal income tax consequences of the Equity Incentive Plan. This discussion does not address the effects of other federal taxes or taxes imposed under state, local or foreign tax laws. Participants in the Equity Incentive Plan are urged to consult a tax advisor as to the tax consequences of participation.

     The Equity Incentive Plan is not intended to be a “qualified plan” under Section 401(a) of the Code.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PERFORMANCE FOOD GROUP COMPANY 2003 EQUITY INCENTIVE PLAN.

     The following table summarizes information concerning the Company’s equity compensation plans at December 28, 2002:

Number of Shares Remaining
	Number of Shares to be		Available for Future Issuance
	Issued upon Exercise of	Weighted Average Exercise	Under Equity Compensation
	Outstanding Options and	Price of Outstanding Options	Plans (Excluding Shares
Plan Category	Warrants	and Warrants	Reflected in First Column)

Equity compensation plans approved by shareholders	4,109,748	$19.30	1,262,171 (1)
Equity compensation plans not approved by shareholders	N/A	N/A	N/A

Total	4,109,748	$19.30	1,262,171 (1)

(1)	Includes 567,160 shares available for future issuance under the Company’s Employee Stock Purchase Plan as of December 28, 2002, 108,431 of which were issued on January 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with during the fiscal year ended December 28, 2002.

CERTAIN TRANSACTIONS

     The Board of Directors of the Company has adopted a policy which provides that any transaction between the Company and any of its directors, officers, or principal shareholders or affiliates thereof must be on terms no less favorable to the Company than could be obtained from unaffiliated parties and must be approved by vote of a majority of the disinterested directors of the Company.

PROPOSALS OF SHAREHOLDERS

     Shareholders intending to submit proposals should send such proposals in writing, by certified mail, return receipt requested, to John D. Austin, Secretary, Performance Food Group Company, 12500 West Creek Parkway, Richmond, Virginia 23238. To be included in the proxy statement and form of proxy relating to the Company’s 2004 Annual Meeting of Shareholders or to be presented at the Company’s 2004 Annual Meeting of Shareholders, proposals must be received by the Company prior to December 10, 2003.

Appendix A

RESTATED CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

I. AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

-	Oversee the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance.

-	Oversee the independence and performance of the Company’s independent auditors and internal auditing department.

-	Provide an avenue of communication among the independent auditors, management, the internal auditing department, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain independent legal, accounting, or other advisors as it deems necessary or appropriate in the performance of its duties. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Audit Committee.

The Audit Committee’s oversight responsibility recognizes that the Company’s management is responsible for preparing the Company’s financial statements in accordance with generally accepted accounting principles and that the outside auditors are responsible for auditing those financial statements. Additionally, the Audit Committee recognizes that the Company’s financial management, as well as its outside auditors, have more time, knowledge and more detailed information on the Company and its financial reports than do Audit Committee members; consequently, in carrying out its duties and responsibilities, the Audit Committee is not providing any expert or special assurance as to the Company’s financial statements and is not conducting an audit or investigation of the financial statements or determining that the Company’s financial statements are true and complete or are in accordance with generally accepted accounting principles.

II. AUDIT COMMITTEE COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each member of the Audit Committee must also meet the other qualification standards set by federal and state legislation and regulation and the applicable listing standards of The Nasdaq Stock Market, Inc. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall be an “audit committee financial expert” as defined by the Securities and Exchange Commission.

The Audit Committee shall meet at least four times annually, or more frequently as circumstances indicate, including teleconferences when appropriate. The Audit Committee Chair shall prepare and/or approve an agenda for each meeting. A majority of the Audit Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members. The Audit Committee shall meet privately in executive session at least annually with management, the director of the internal auditing department, the independent auditors and as a committee to discuss any matters that the Audit Committee or each of these groups believes should be discussed. In addition, the Audit Committee shall communicate with management and the independent auditors’ quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III. AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

The following functions shall be the common recurring activities of the Audit Committee in carrying out its oversight duties and responsibilities. These functions are set forth as minimum duties and responsibilities with the understanding that the Audit Committee may undertake additional duties and responsibilities as the Board or the Audit Committee deems appropriate given the circumstances.

Document/Reports Review Procedures

1.	The Audit Committee shall assess the adequacy of this Charter at least annually, submit the Charter to the Board of Directors for approval and have the document published in accordance with SEC regulations or applicable listing standards.

2.	The Audit Committee shall review and discuss with the Company’s management and independent auditors the Company’s annual audited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of critical accounting policies and practices used in such financial statements. Additionally, based on such review, the Audit Committee shall consider whether to recommend to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-K.

3.	The Audit Committee shall review with management and the independent auditors the Company’s quarterly financial results and quarterly unaudited financial statements, the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the Company’s selection, application and disclosure of critical accounting policies and practices used in such financial statements. The discussion of financial statements and the related critical accounting policies and practices shall occur prior to the public release of such financial statements or results, and the discussion of the related disclosure, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” shall occur prior to the filing of the Form 10-Q.

4.	Discuss with management, the independent auditors and the internal auditors policies with respect to risk assessment and risk management and the quality and adequacy of the Company’s processes and controls that could materially affect the Company’s financial statements and financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors and the internal auditing department together with management’s responses.

5.	Discuss with the independent auditors any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 and SAS 90, as such standards may be modified or supplemented.

6.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer and Chief Financial Officer during their certification process for the Form 10-K and Forms 10-Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

Independent Auditors

7.	The independent auditors are accountable to the Audit Committee and shall report directly to the Audit Committee. The Audit Committee shall review the independence and performance of the auditors annually and make a report of such review to the full Board. In addition, the Audit Committee shall:

-	oversee the work of the outside auditors and review the independent auditors’ audit plan including scope, staffing, locations, reliance upon management and internal audit and general audit approval;

-	resolve disagreements between management and the outside auditors regarding financial reporting;

-	establish hiring policies for employees or former employees of the outside auditors;

-	preapprove all auditing services to be provided by the outside auditors;

-	preapprove all non-auditing services, including tax services, to be provided by the outside auditors, subject to such exceptions as may be determined by the Audit Committee to be appropriate and consistent with federal and regulatory provisions;

-	receive reports from the outside auditors regarding critical accounting policies and practices, alternative treatments of financial information and generally accepted accounting principles, and such other information as may be required by federal and regulatory provisions;

-	receive from the outside auditors annually a formal written statement delineating all relationships between the outside auditors and the Company that may impact the objectivity and independence of the outside auditors; and

-	discuss with the outside auditors in an active dialogue any such disclosed relationships or services and their impact on the outside auditors’ objectivity and independence.

8.	The Audit Committee shall have the ultimate authority and responsibility to select (subject, if sought, to shareholder ratification), determine the compensation of, and where appropriate, terminate and replace the outside auditors.

Internal Audit Department and Legal Compliance

9.	Review reports prepared by the Internal Audit Department regarding its findings.

10.	Review the budget, plan, changes in plan, activities, organization structure, and qualifications of the internal audit department, as needed.

11.	Review the appointment, performance and replacement of the senior internal audit executive.

12.	On at least an annual basis, review with Management and the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

13.	Review and approve all related-party transactions.

14.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

15.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

16.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

17.	Establish procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and of the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Appendix B

PERFORMANCE FOOD GROUP COMPANY

COMPENSATION COMMITTEE CHARTER

Purpose

The Compensation Committee (the “Committee”) of the Board of Directors of Performance Food Group Company (the “Company”) is to enable the Company to attract and retain high quality leadership and to assure that the executive officers of the Company are compensated in a manner consistent with the compensation policies adopted by the Committee, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also produce an annual report on the Committee’s compensation policies and executive compensation for inclusion in the Company’s proxy statement as required by the Securities and Exchange Commission.

Powers and Duties

The function, powers and duties of the Committee as are follows:

•	Review from time to time and approve the Company’s compensation policies to ensure that management is rewarded appropriately for its contributions to Company growth and profitability and that the executive compensation strategy supports organization objectives and shareholder interests.

•	Review and approve annually the corporate goals and objectives relevant to the chief executive officer of the Company, evaluate the chief executive officer’s performance in light of these goals and objectives, and set the chief executive officer’s compensation based on this evaluation and communicate in its annual Compensation Committee Report to shareholders the factors and criteria on which the chief executive officer’s compensation for the last year was based, including the relationship of the Company’s performance to the chief executive officer’s compensation.

•	Review and approve the compensation for all other officers (as that term is defined in Section 16 of the Exchange Act of 1934, as amended, and Rule 16a-1 thereunder) (referred to collectively herein as “executive officers”) of the Company other than the chief executive officer and communicate in its annual Compensation Committee Report to shareholders the specific relationship of corporate performance to such executive compensation.

•	Review the Company’s incentive compensation and equity plans and recommend changes in the plans to the Board as needed.

•	Review and approve awards made to executive officers under the Company’s incentive compensation and equity plans.

•	Approve, subject, where appropriate, to submission to shareholders, all new equity-related incentive plans for executive officers.

•	Review and approve compensation for the Board of Directors and committees of the Board and fix the terms and awards of any stock compensation for members of the Board.

•	Review the Company’s bonus, option and incentive plans and employee benefit programs and approve changes subject, where appropriate, to shareholder or Board of Director approvals.

•	If appropriate, hire outside advisors, including compensation consultants, at the Company’s expense to assist the Committee with its work.

•	Such other duties and responsibilities as may be assigned to the Committee, from time to time, by the Board of Directors of the Company and/or the Chairman of the Board of Directors, or as designated in plan documents.

B-1

Composition of Committee

The Committee shall be comprised of not less than three Board members, including a Committee Chairman, designated by the Board of Directors, each of whom shall be independent within the meaning of the listing standards set forth by The Nasdaq Stock Market, Inc. and any other applicable laws, rules, or regulations.

Meetings

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate. Only Committee members shall be present at any meeting at which the Committee determines the compensation of the chief executive officer of the Company or other executive officers of the Company; provided that the chief executive officer may be present during the Committee’s deliberation with respect to all other executive officers, but may not vote. Special meetings of the Committee may be called on one day notice by the Chairman of the Board or the Committee Chairman. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting. Attendance by the Chairman of the Board and by other members of management will be at the invitation of the Committee Chair. The Committee shall document its activities and recommendations to the Board.

B-2

Appendix C

PERFORMANCE FOOD GROUP COMPANY

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
CHARTER

Purpose

The purpose of the Nominating and Corporate Governance Committee of the Board of Directors (the “Committee”) of Performance Food Group Company (the “Company”) is to provide assistance to the Board of Directors in identifying and recommending individuals qualified to serve as directors of the Company, to review the composition of the Board of Directors, to review and recommend corporate governance policies for the Company and to evaluate periodically the performance of the Board of Directors. The Committee shall report on its activities periodically to the Board of Directors.

Powers and Duties

The function, powers and duties of the Committee are as follows:

1.	Approve the nomination of qualified individuals to serve as members of the Company’s Board of Directors, and in that connection:

•	Review the qualifications and performance of incumbent directors to determine whether to submit and recommend them as nominees for reelection.

•	Recruit and recommend qualified nominees for new or vacant positions on the Company’s Board of Directors.

2.	Review and consider candidates who may be suggested by any director or executive officer of the Company, or by any shareholder if made in accordance with the Company’s charter, bylaws and applicable law.

3.	Review and recommend directors to serve as members of the various committees of the Board of Directors.

4.	Review considerations relating to board composition, including size of the board, term and age limits, and the criteria for membership on the Board of Directors. The considerations relating to director qualifications shall include independence, experience, expertise, diversity, skills and time availability.

5.	Review periodically the management succession plan of the Company and recommend formally to the Board a successor to the chief executive officer when a vacancy occurs.

6.	Review and recommend corporate governance policies, including those relating to the structure and operations of the Board of Directors, and recommend a Code of Conduct for the Company’s directors, officers and employees.

7.	Review potential director conflicts of interest and director and officer insurance and indemnification.

8.	Not less frequently than annually, evaluate the performance of the Board of Directors, assess its contribution to the Company and evaluate the effectiveness of the current policies and practices of the Board.

9.	Review the orientation process and the continuing education program for all directors, as may be required by applicable listing standards or other regulatory requirements.

10.	Monitor, oversee and review compliance with the Company’s Code of Conduct and other applicable policies of the Company; provided, however, that monitoring of compliance with the provisions of the Code of Conduct that relate to accounting disclosures and regulations of the Securities and Exchange Commission (“SEC”) or The Nasdaq Stock Market, Inc. (“Nasdaq”) or misrepresentations of or omissions from financial statements or related financial information shall be referred to the Company’s Audit Committee for action.

C-1

11.	Serve as the initial reviewing body for allegations of violations of the Code of Conduct or requests for waivers of the provisions of the Code of Conduct by a director or executive officer of the Company; provided, however, that the initial review of allegations of violations or request for waiver of the provisions of the Code of Conduct that relate to accounting disclosures and regulations of the SEC or Nasdaq, or misrepresentations of or omissions from financial statements or related financial information shall be referred to the Company’s Audit Committee for action.

12.	Make recommendations to the Board about responses to communications with regulatory authorities and agencies arising out of inquiries and/or investigations relating to the Code of Conduct and the Company’s Insider Trading Policy, and applicable state and federal laws, to the extent the Committee deems necessary or appropriate. Issues relating to inquiries or investigations regarding the quality of financial reports filed by the Company with the SEC or otherwise distributed to the public shall be referred to the Audit Committee for action.

13.	Make such recommendations to the Board of Directors as the Committee may consider appropriate and consistent with its purpose, and take such other actions and perform such services as may be referred to it from time to time by the Board of Directors.

Composition of Committee

The Committee shall be comprised of not less than three Board members, including a Committee Chairman, designated by the Board of Directors, each of whom shall be independent within the meaning of the listing standards set forth by The Nasdaq Stock Market, Inc. and any other applicable laws, rules, or regulations.

Meetings

The Committee shall meet at least annually and more frequently as necessary or appropriate, including teleconferences when appropriate. Special meetings of the Committee may be called on one-day notice by the Chairman of the Board or the Committee Chairman. A majority of the Committee shall constitute a quorum, and the Committee shall act only on the affirmative vote of a majority of the members present at the meeting; provided that the Committee may form and delegate authority to subcommittees or members when appropriate. The Committee shall maintain minutes of all meetings documenting its activities and recommendations to the Board.

Committee Access and Resources

In carrying out its responsibilities, the Committee shall have access to all the Company’s books, records, directors, officers and employees. The Committee shall have the authority to consult with the Company’s counsel. It shall also have the authority to employ any counsel or other advisor of its selection, at the Company’s expense, should the Committee deem it appropriate or desirable to do so.

C-2

Appendix D

PERFORMANCE FOOD GROUP COMPANY

2003 EQUITY INCENTIVE PLAN

PERFORMANCE FOOD GROUP COMPANY

2003 EQUITY INCENTIVE PLAN

SECTION 1. PURPOSE

          This plan shall be known as the “Performance Food Group Company 2003 Equity Incentive Plan” (the “Plan”). The purpose of the Plan is to promote the interests of Performance Food Group Company, a Tennessee corporation (the “Company”), and its shareholders by (i) attracting and retaining key officers, employees, and directors of, and consultants to, the Company and its Subsidiaries and Affiliates; (ii) motivating such individuals by means of performance-related incentives to achieve long-range performance goals, (iii) enabling such individuals to participate in the long-term growth and financial success of the Company, (iv) encouraging ownership of stock in the Company by such individuals, and (v) linking their compensation to the long-term interests of the Company and its shareholders. With respect to any awards granted under the Plan that are intended to comply with the requirements of “performance-based compensation” under Section 162(m) of the Code, the Plan shall be interpreted in a manner consistent with such requirements.

SECTION 2. DEFINITIONS

          As used in the Plan, the following terms shall have the meanings set forth below:

(a) “AFFILIATE” shall mean (i) any entity that, directly or indirectly, is controlled by the Company, (ii) any entity in which the Company has a significant equity interest, (iii) an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act, and (iv) any entity in which the Company has at least twenty percent (20%) of the combined voting power of the entity’s outstanding voting securities, in each case as designated by the Board as being a participating employer in the Plan.

(b) “AO OPTION” shall mean an Option to purchase, at Fair Market Value at the date of grant of the AO Option, a number of Shares equal to the sum of the number of whole Shares delivered by the Option holder in payment of the Option Price of the original Option and the number of whole Shares, if any, withheld by the Company as payment for withholding taxes.

(c) “AWARD” shall mean any Option, Stock Appreciation Right, Restricted Share Award, Restricted Share Unit, Performance Award, Other Stock-Based Award or other award granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee (or the Board) pursuant to such terms, conditions, restrictions and/or limitations, if any, as the Committee (or the Board) may establish.

(d) “AWARD AGREEMENT” shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(e) “BOARD” shall mean the board of directors of the Company.

(f) “CAUSE” shall mean, unless otherwise defined in the applicable Award Agreement, (i) a felony conviction of a Participant or the failure of a Participant to contest prosecution for a felony, (ii) a Participant’s willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate, (iii) the engaging by the participant in conduct which is demonstrably injurious to the Company, monetarily or otherwise, (iv) a material failure on the part of a Participant to meet performance standards or objectives established by the Participant’s supervisor(s), (v) a material breach or violation of the Company’s employee policies, or (vi) any act, omission or failure to act by the participant which the Committee determines, in its sole discretion, constitutes Cause. For purposes of this paragraph, no act, or failure to act, on the Participant’s part shall be considered “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant.

(g) “CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Exchange Act, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its Subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business); or

(ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the directors of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of directors of the Company immediately prior to such transaction; or

(iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

(h) “CHANGE IN CONTROL PRICE” shall mean, unless otherwise defined in the applicable Award Agreement, the highest price per share paid in any transaction reported on the NASDAQ National Market System or such other exchange or market as is the principal trading market for the Shares, or paid or offered in any bona fide transaction related to a Potential Change in Control or Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 13.

(i) “CODE” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(j) “COMMITTEE” shall mean a committee of the Board composed of not less than two Non-Employee Directors, each of whom shall be a “Non-Employee Director” for purposes of Exchange Act Section 16 and Rule 16b-3 thereunder and an “outside director” for purposes of Section 162(m) and the regulations promulgated under the Code.

(k) “CONSULTANT” shall mean any consultant to the Company or its Subsidiaries or Affiliates.

(l) “COVERED OFFICER” shall mean at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.

(m) “DIRECTOR” shall mean a member of the Board.

(n) “DISABILITY” shall mean, unless otherwise defined in the applicable Award Agreement, a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan.

(o) “EMPLOYEE” shall mean a current or prospective officer or employee of the Company or of any Subsidiary or Affiliate.

(p) “EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(q) “FAIR MARKET VALUE” with respect to the Shares, shall mean, for purposes of a grant of an Award as of any date, (i) the closing sales price of the Shares on the Nasdaq Stock Market’s National Market System, or any other such exchange on which the Shares are traded, on such date, or in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported or (ii) in the event there is no public market for the Shares on such date, the fair market value as determined, in good faith, by the Committee in its sole discretion, and for purposes of a sale of a Share as of any date, the actual sales price on that date.

(r) “INCENTIVE STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(s) “NON-QUALIFIED STOCK OPTION” shall mean an option to purchase Shares from the Company that is granted under Sections 6 or 10 of the Plan and is not intended to be an Incentive Stock Option.

(t) “NON-EMPLOYEE DIRECTOR” shall mean a member of the Board who is not an officer or employee of the Company or any Subsidiary or Affiliate.

(u) “OPTION” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(v) “OPTION PRICE” shall mean the purchase price payable to purchase one Share upon the exercise of an Option.

(w) “OTHER STOCK-BASED AWARD” shall mean any Award granted under Sections 9 or 10 of the Plan.

(x) “OUTSIDE DIRECTOR” means, with respect to the grant of an Award, a member of the Board then serving on the Committee.

(y) “PARTICIPANT” shall mean any Employee, Director, Consultant or other person who receives an Award under the Plan.

(z) “PERFORMANCE AWARD” shall mean any Award granted under Section 8 of the Plan.

(aa) “PERSON” shall mean any individual, corporation, partnership, limited liability company, associate, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(bb) “POTENTIAL CHANGE IN CONTROL” shall mean, unless otherwise defined in the applicable Award Agreement, any of the following events:

(i) The approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

(ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

(cc) “RESTRICTED SHARE” shall mean any Share granted under Sections 7 or 10 of the Plan.

(dd) “RESTRICTED SHARE UNIT” shall mean any unit granted under Sections 7 or 10 of the Plan.

(ee) “RETIREMENT” shall mean, unless otherwise defined in the applicable Award Agreement, retirement of a Participant from the employ or service of the Company or any of its Subsidiaries or Affiliates in accordance with the terms of the applicable Company retirement plan or, if a Participant is not covered by any such plan, retirement on or after such Participant’s 65th birthday.

(ff) “SEC” shall mean the Securities and Exchange Commission or any successor thereto.

(gg) “SECTION 16” shall mean Section 16 of the Exchange Act and the rules promulgated thereunder and any successor provision thereto as in effect from time to time.

(hh) “SECTION 162(M)” shall mean Section 162(m) of the Code and the regulations promulgated thereunder and any successor or provision thereto as in effect from time to time.

(ii) “SHARES” shall mean shares of the common stock, $0.01 par value, of the Company.

(jj) “STOCK APPRECIATION RIGHT OR SAR” shall mean a stock appreciation right granted under Sections 6 or 10 of the Plan that entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Committee and specified in an Award Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Fair Market Value on the date of grant.

(kk) “SUBSIDIARY” shall mean any Person (other than the Company) of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company.

(ll) “SUBSTITUTE AWARDS” shall mean Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

(mm) “TANDEM SAR” shall mean an SAR that is granted under Sections 6 or 10 of the Plan in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

SECTION 3. ADMINISTRATION

          3.1 Authority of Committee. The Plan shall be administered by the Committee, which shall be appointed by and serve at the pleasure of the Board; provided, however, with respect to Awards to Outside Directors, all references in the Plan to the Committee shall be deemed to be references to the Board. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority in its discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with Awards; (iv) determine the timing, terms, and conditions of any Award; (v) accelerate the time at which all or any part of an Award may be settled or exercised; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee; (viii) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (ix) except to the extent prohibited by Section 6.2, amend or modify the terms of any Award at or after grant with the consent of the holder of the Award; (x) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan, subject to the exclusive authority of the Board under Section 14 hereunder to amend or terminate the Plan. Notwithstanding the provisions of Section 6.2 hereof and except as permitted by the provisions of Section 4.2 and Section 14 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Option Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Option Price than the cancelled Options.

          3.2 Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary or Affiliate, any Participant and any holder or beneficiary of any Award.

          3.3 Action by the Committee. The Committee shall select one of its members as its Chairperson and shall hold its meetings at such times and places and in such manner as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by not less than a majority of its members. Any decision or determination reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made by a majority vote at a meeting duly called and held. The exercise of an Option or receipt of an Award shall be effective only if an Award Agreement shall have been duly executed and delivered on behalf of the Company following the grant of the Option or other Award. The Committee may appoint a Secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable.

          3.4 Delegation. Subject to the terms of the Plan and applicable law, the Committee may delegate to one or more officers or managers of the Company or of any Subsidiary or Affiliate, or to a Committee of such officers or managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify or waive rights with respect to, or to alter, discontinue, suspend, or terminate Awards held by Participants who are not officers or directors of the Company for purposes of Section 16 or who are otherwise not subject to such Section.

          3.5 No Liability. No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

SECTION 4. SHARES AVAILABLE FOR AWARDS

          4.1 Shares Available. Subject to the provisions of Section 4.2 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 2,325,189 (which includes 114,689 Shares with respect to which awards under the Performance Food Group Company 1993 Employee Stock Incentive Plan (the “1993 Plan”) were authorized but not granted and 10,500 Shares with respect to which awards under the Performance Food Group Company 1993 Outside Directors’ Stock Option Plan (the “Outside Directors’ Plan”) were authorized but not granted (collectively, the “Carry Over Shares”)), provided that no more than 750,000 Shares shall be Restricted Shares, Restricted Share Units or other similar stock-based awards. The Carry Over Shares may only be used to grant Options under the Plan. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2, the maximum number of Shares with respect to which Awards may be granted under the Plan shall be increased by the number of Shares with respect to which Options or other Awards were granted under the 1993 Plan or the Outside Directors’ Plan as of the effective date of this Plan, but which terminate, expire unexercised, or are settled for cash, forfeited or cancelled without the delivery of Shares under the terms of the 1993 Plan or the Outside Directors’ Plan, as the case may be, after the effective date of this Plan.

          If, after the effective date of the Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. Notwithstanding the foregoing and subject to adjustment as provided in Section 4.2 hereof, no Participant may receive Options or SARs under the Plan in any calendar year that relate to more than 500,000 Shares.

          4.2 Adjustments. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee, in its sole discretion, to be appropriate, then the Committee shall, in such manner as it may deem equitable (and, with respect to Incentive Stock Options, in such manner as is consistent with Section 422 of the Code and the regulations thereunder): (i) adjust any or all of (1) the aggregate number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted under the Plan; (2) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards under the Plan; and (3) the grant or exercise price with respect to any Award under the Plan, provided that the number of shares subject to any Award shall always be a whole number; (ii) if deemed appropriate, provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award.

          4.3 Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired corporation shall not reduce the Shares available for Awards under the Plan.

          4.4 Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

SECTION 5. ELIGIBILITY

          Any Employee, Director or Consultant shall be eligible to be designated a Participant; provided, however, that Outside Directors shall only be eligible to receive Awards granted consistent with Section 10.

SECTION 6. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

          6.1 Grant. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options and SARs shall be granted, the number of Shares subject to each Award, the exercise price and the conditions and limitations applicable to the exercise of each Option and SAR. An Option may be granted with or without a Tandem SAR. An SAR may be granted with or without a related Option. The Committee shall have the authority to grant Incentive Stock Options, or to grant Non-Qualified Stock Options, or to grant both types of Options. In the case of Incentive Stock Options or Tandem SARs related to such Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code, as from time to time amended, and any regulations implementing such statute. A person who has been granted an Option or SAR under this Plan may be granted additional Options or SARs under the Plan if the Committee shall so determine; provided, however, that to the extent the aggregate Fair Market Value (determined at the time the Incentive Stock Option or Tandem SAR related thereto is granted) of the Shares with respect to which all Incentive Stock Options or Tandem SARs related to such Option are exercisable for the first time by an Employee during any calendar year (under all plans described in subsection (d) of Section 422 of the Code of the Employee’s employer corporation and its parent and Subsidiaries) exceeds $100,000, such Options shall be treated as Non-Qualified Stock Options.

          6.2 Price. The Committee in its sole discretion shall establish the Option Price at the time each Option is granted. Except in the case of Substitute Awards, the Option Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Except with respect to Substitute Awards, SARs may not be granted at a price less than the Fair Market Value of a Share on the date of grant.

          6.3 Term. Subject to the Committee’s authority under Section 3.1 and the provisions of Section 6.6, each Option and SAR and all rights and obligations thereunder shall expire on the date determined by the Committee and specified in the Award Agreement. The Committee shall be under no duty to provide terms of like duration for Options or SARs granted under the Plan. Notwithstanding the foregoing, no Option or Tandem SAR that relates to such Option shall be exercisable after the expiration of ten (10) years from the date such Option or SAR was granted.

          6.4 Exercise.

(a) Each Option and SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee shall have full and complete authority to determine, subject to Section 6.6 herein, whether an Option or SAR will be exercisable in full at any time or from time to time during the term of the Option or SAR, or to provide for the exercise thereof in such installments, upon the occurrence of such events and at such times during the term of the Option or SAR as the Committee may determine.

(b) The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of federal, state or foreign securities laws or the Code, as it may deem necessary or advisable. The exercise of any Option granted hereunder shall be effective only at such time as the sale of Shares pursuant to such exercise will not violate any state or federal securities or other laws.

(c) An Option or SAR may be exercised in whole or in part at any time, with respect to whole Shares only, within the period permitted thereunder for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option or SAR, delivered to the Company at its principal office, and payment in full to the Company at the direction of the Committee of the amount of the Option Price for the number of Shares with respect to which the Option is then being exercised. A Tandem SAR that is related to an Incentive Stock Option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option Price of the related Option. The exercise of either an Option or Tandem SAR shall result in the termination of the other to the extent of the number of Shares with respect to which either the Option or Tandem SAR is exercised.

(d) Payment of the Option Price shall be made in cash or cash equivalents, or, at the discretion of the Committee, (i) in whole Shares valued at the Fair Market Value of such Shares on the date of exercise (or next succeeding trading date, if the date of exercise is not a trading date), together with any applicable withholding taxes, or (ii) by a combination of such cash (or cash equivalents) and such Shares; provided, however, that the optionee shall not be entitled to tender Shares pursuant to successive, substantially simultaneous exercises of an Option or any other stock option of the Company. Subject to applicable securities laws, an Option may also be exercised by delivering a notice of exercise of the Option and simultaneously selling the Shares thereby acquired, pursuant to a brokerage or similar agreement approved in advance by proper officers of the Company, using the proceeds of such sale as payment of the Option Price, together with any applicable withholding taxes. Until the optionee has been issued the Shares subject to such exercise, he or she shall possess no rights as a shareholder with respect to such Shares.

(e) At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. A fractional Share shall not be deliverable upon the exercise of a SAR but a cash payment will be made in lieu thereof.

          6.5 Accelerated Ownership Feature. An Option may, in the discretion of the Committee, include the right to acquire an AO Option. An Option which provides for the grant of an AO Option shall entitle the Option holder upon exercise of that Option and payment of the appropriate Option Price in Shares that have been owned by such Option holder for not less than six (6) months prior to the date of exercise, to receive an AO Option. An AO Option shall expire on the same date that the original Option would have expired had it not been exercised. All AO Options shall be Non-Qualified Stock Options.

          6.6 Ten Percent Stock Rule. Notwithstanding any other provisions in the Plan, if at the time an Option or SAR is otherwise to be granted pursuant to the Plan the optionee or rights holder owns directly or indirectly (within the meaning of Section 424(d) of the Code) Shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company or its parent or Subsidiary or Affiliate corporations (within the meaning of Section 422(b)(6) of the Code), then any Incentive Stock Option or Tandem SAR to be granted to such optionee or rights holder pursuant to the Plan shall satisfy the requirement of Section 422(c)(5) of the Code, and the Option Price shall be not less than 110% of the Fair Market Value of the Shares of the Company, and such Option by its terms shall not be exercisable after the expiration of five (5) years from the date such Option is granted.

SECTION 7. RESTRICTED SHARES AND RESTRICTED SHARE UNITS

          7.1 Grant.

(a) Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and/or the number of Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards. The Restricted Share and Restricted Share Unit Awards shall be evidenced by Award Agreements in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the terms and conditions provided hereunder and any additional terms and conditions established by the Committee that are consistent with the terms of the Plan.

(b) Each Restricted Share and Restricted Share Unit Award made under the Plan shall be for such number of Shares as shall be determined by the Committee and set forth in the Award Agreement containing the terms of such Restricted Share or Restricted Share Unit Award. Such agreement shall set forth a period of time during which the grantee must remain in the continuous employment of the Company in order for the forfeiture and transfer restrictions to lapse; provided that in no event shall such forfeiture or transfer restrictions lapse with respect to one hundred percent (100%) of the Award prior to the third anniversary of the date of grant. Notwithstanding the foregoing, any Restricted Share or Restricted Share Unit Award that sets forth any performance related conditions that will result in the forfeiture and transfer restrictions lapsing with respect to such award may, at the Committee’s discretion, provide that such forfeiture and transfer restrictions shall not lapse with respect to one hundred percent (100%) of the Award prior to the first anniversary of the date of grant. Subject to the limitations on vesting described above in this Section 7.1(b), if the Committee so determines, the restrictions may lapse during such restricted period in installments with respect to specified portions of the Shares covered by the Restricted Share or Restricted Share Unit Award. Subject to the limitations on vesting described above in this Section 7.1(b), the Award Agreement may also, in the discretion of the Committee, set forth performance or other conditions that will subject the Shares to forfeiture and transfer restrictions. The Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Share and Restricted Share Unit Awards. Notwithstanding the foregoing, the Committee may, at its discretion, grant Restricted Share or Restricted Share Unit Awards to Participants for specific recruiting or retention purposes or in connection with acquisitions made by the Company which Restricted Share or Restricted Share Unit Awards have forfeiture or transfer restrictions, including vesting provisions, that are less restrictive, or in the case of vesting periods, shorter, than those described above in this Section 7.1(b); provided, however, that the maximum number of Shares covered by such Awards shall be 75,000, as such amount may be adjusted from time to time in accordance with Section 4.2 hereof.

          7.2 Delivery of Shares and Transfer Restrictions. At the time of a Restricted Share Award, a certificate representing the number of Shares awarded thereunder shall be registered in the name of the grantee. Such certificate shall be held by the Company or any custodian appointed by the Company for the account of the grantee subject to the terms and conditions of the Plan, and shall bear such a legend setting forth the restrictions imposed thereon as the Committee, in its discretion, may determine. The grantee shall have all rights of a shareholder with respect to the Restricted Shares, including the right to receive dividends and the right to vote such Shares, subject to the following restrictions: (i) the grantee shall not be entitled to delivery of the stock certificate until the expiration of the restricted period and the fulfillment of any other restrictive conditions set forth in the Award Agreement with respect to such Shares; (ii) none of the Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of during such restricted period or until after the fulfillment of any such other restrictive conditions; and (iii) except as otherwise determined by the Committee at or after grant, all of the Shares shall be forfeited and all rights of the grantee to such Shares shall terminate, without further obligation on the part of the Company, unless the grantee remains in the continuous employment of the Company for the entire restricted period in relation to which such Shares were granted and unless any other restrictive conditions relating to the Restricted Share Award are met. Any Shares, any other securities of the Company and any other property (except for cash dividends) distributed with respect to the Shares subject to Restricted Share Awards shall be subject to the same restrictions, terms and conditions as such restricted Shares.

          7.3 Termination of Restrictions. At the end of the restricted period and provided that any other restrictive conditions of the Restricted Share Award are met, or at such earlier time as otherwise determined by the Committee, all restrictions set forth in the Award Agreement relating to the Restricted Share Award or in the Plan shall lapse as to the restricted Shares subject thereto, and a stock certificate for the appropriate number of Shares, free of the restrictions and restricted stock legend, shall be delivered to the Participant or the Participant’s beneficiary or estate, as the case may be.

          7.4 Payment of Restricted Share Units. Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. A Participant shall be credited with dividend equivalents on any vested Restricted Share Units credited to the Participant’s account at the time of any payment of dividends to shareholders on Shares. The amount of any such dividend equivalents shall equal the amount that would have been payable to the Participant as a shareholder in respect of a number of Shares equal to the number of vested Restricted Share Units then credited to the Participant. Any such dividend equivalents shall be credited to the Participant’s account as of the date on which such dividend would have been payable and shall be converted into additional Restricted Share Units (which shall be immediately vested) based upon the Fair Market Value of a Share on the date of such crediting. No dividend equivalents shall be paid in respect of Restricted Share Units that are not yet vested.

Except as otherwise determined by the Committee at or after grant, Restricted Share Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Share Units and all rights of the grantee to such Restricted Share Units shall terminate, without further obligation on the part of the Company, unless the grantee remains in continuous employment of the Company for the entire restricted period in relation to which such Restricted Share Units were granted and unless any other restrictive conditions relating to the Restricted Share Unit Award are met.

SECTION 8. PERFORMANCE AWARDS

          8.1 Grant. The Committee shall have sole and complete authority to determine the Participants who shall receive a Performance Award, which shall consist of a right that is (i) denominated in cash or Shares, (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals during such performance periods as the Committee shall establish, and (iii) payable at such time and in such form as the Committee shall determine. All Performance Awards shall be subject to the terms and provisions of Section 11 hereof.

          8.2 Terms and Conditions. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award and the amount and kind of any payment or transfer to be made pursuant to any Performance Award, and may amend specific provisions of the Performance Award; provided, however, that such amendment may not adversely affect existing Performance Awards made within a performance period commencing prior to implementation of the amendment.

          8.3 Payment of Performance Awards. Performance Awards may be paid in a lump sum or in installments following the close of the performance period or, in accordance with the procedures established by the Committee, on a deferred basis. Termination of employment prior to the end of any performance period, other than for reasons of death or Disability, will result in the forfeiture of the Performance Award, and no payments will be made. A Participant’s rights to any Performance Award may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of in any manner, except by will or the laws of descent and distribution, and/or except as the Committee may determine at or after grant.

SECTION 9. OTHER STOCK-BASED AWARDS

          The Committee shall have the authority to determine the Participants who shall receive an Other Stock-Based Award, which shall consist of any right that is (i) not an Award described in Sections 6 and 7 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

SECTION 10. NON-EMPLOYEE DIRECTOR AND OUTSIDE DIRECTOR AWARDS

          10.1 The Board may provide that all or a portion of a Non-Employee Director’s annual retainer, meeting fees and/or other awards or compensation as determined by the Board, be payable (either automatically or at the election of a Non-Employee Director) in the form of Non-Qualified Stock Options, Restricted Shares, Restricted Share Units and/or Other Stock-Based Awards, including unrestricted Shares. The Board shall determine the terms and conditions of any such Awards, including the terms and conditions which shall apply upon a termination of the Non-Employee Director’s service as a member of the Board, and shall have full power and authority in its discretion to administer such Awards, subject to the terms of the Plan and applicable law.

          10.2 The Board may also grant Awards to Outside Directors pursuant to the terms of the Plan, including any Award described in Sections 6, 7 and 9 above. With respect to such Awards, all references in the Plan to the Committee shall be deemed to be references to the Board.

SECTION 11. PROVISIONS APPLICABLE TO COVERED OFFICERS AND PERFORMANCE AWARDS

          11.1 Notwithstanding anything in the Plan to the contrary, Performance Awards shall be subject to the terms and provisions of this Section 11.

          11.2 The Committee may grant Performance Awards to Covered Officers based solely upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 11, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:

(a) earnings before interest, taxes, depreciation and/or amortization;

(b) operating income or profit;

(c) operating efficiencies;

(d) return on equity, assets, capital, capital employed, or investment;

(e) after tax operating income;

(f) net income;

(g) earnings or book value per Share;

(h) cash flow(s);

(i) total sales or revenues or sales or revenues per employee;

(j) production (separate work units or SWUs);

(k) stock price or total shareholder return;

(l) dividends; or

(m) strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures;

or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any Subsidiary, operating unit or division of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, shareholders’ equity and/or Shares outstanding, or to assets or net assets.

          11.3 With respect to any Covered Officer, the maximum number of Shares in respect of which all Performance Awards may be granted under Section 8 of the Plan in each year of the performance period is 200,000 and the maximum amount of any Award settled in cash is $2,000,000 in each year of the performance period.

          11.4 To the extent necessary to comply with Section 162(m), with respect to grants of Performance Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.

SECTION 12. TERMINATION OF EMPLOYMENT

          The Committee shall have the full power and authority to determine the terms and conditions that shall apply to any Award upon a termination of employment with the Company, its Subsidiaries and Affiliates, including a termination by the Company with or without Cause, by a Participant voluntarily, or by reason of death, Disability or Retirement, and may provide such terms and conditions in the Award Agreement or in such rules and regulations as it may prescribe.

SECTION 13. CHANGE IN CONTROL

          Upon a (i) Change in Control or (ii) Potential Change in Control (but only if and to the extent so determined by the Committee at or after grant (subject to any right of approval expressly reserved by the Committee at the time of such determination)), all outstanding Awards shall vest, become immediately exercisable or payable or have all restrictions lifted. The value of all Options, SARs, Restricted Shares, Tandem SARs, Performance Awards, and Other Stock-Based Awards shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price as of the date of such Change in Control or Potential Change in Control or such other date as the Committee may determine prior to the Change of Control.

SECTION 14. AMENDMENT AND TERMINATION

          14.1 Amendments to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Board deems it necessary or desirable to comply.

          14.2 Amendments to Awards. Subject to the restrictions of Sections 3.1 and 6.2, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder, or beneficiary.

          14.3 Adjustments of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.2 hereof) affecting the Company, any Subsidiary or Affiliate, or the financial statements of the Company or any Subsidiary or Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

SECTION 15. GENERAL PROVISIONS

          15.1 Limited Transferability of Awards. Except as otherwise provided in the Plan, no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except (i) by will or the laws of descent and distribution, (ii) to a Permitted Transferee and/or (iii) as may be provided by the Committee in its discretion, at or after grant, in the Award Agreement; provided, however, that an Incentive Stock Option shall not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant except by will or the laws of descent and distribution. No transfer of an Award by will or by laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and an authenticated copy of the will and/or such other evidence as the Committee may deem necessary or appropriate to establish the validity of the transfer. A Permitted Transferee may not transfer an Award other than by will or the laws of descent and distribution. For purposes of this Plan, “Permitted Transferee” means the Participant’s Immediate Family, a Permitted Trust or a partnership of which the only partners are members of the Participant’s Immediate Family. For purposes of this Plan, “Immediate Family” means the Participant’s children and grandchildren, including adopted children and grandchildren, stepchildren, parents, stepparents, grandparents, spouse, siblings (including half brothers and sisters), father-in-law, mother-in-law, daughters-in-law and sons-in-law. For purposes of this Plan, a “Permitted Trust” means a trust solely for the benefit of the Participant or Participant’s Immediate Family.

          15.2 Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis. All dividend or dividend equivalents which are not paid currently may, at the Committee’s discretion, accrue interest, be reinvested into additional Shares, or in the case of dividends or dividend equivalents credited in connection with Performance Awards, be credited as additional Performance Awards and paid to the Participant if and when, and to the extent that, payment is made pursuant to such Award. The total number of Shares available for grant under Section 4 shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as Performance Awards.

          15.3 No Rights to Awards. No Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each Participant.

          15.4 Share Certificates. All certificates for Shares or other securities of the Company or any Subsidiary or Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the SEC or any state securities commission or regulatory authority, any stock exchange or other market upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          15.5 Withholding. A Participant may be required to pay to the Company or any Subsidiary or Affiliate and the Company or any Subsidiary or Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan, or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding or other taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. The Committee may provide for additional cash payments to holders of Options to defray or offset any tax arising from the grant, vesting, exercise or payment of any Award.

          15.6 Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and may specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.

          15.7 No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of Options, Restricted Shares, Restricted Share Units, Other Stock-Based Awards or other types of Awards provided for hereunder.

          15.8 No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Subsidiary or Affiliate. Further, the Company or a Subsidiary or Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in an Award Agreement.

          15.9 No Rights as Shareholder. Subject to the provisions of the Plan and the applicable Award Agreement, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until such person has become a holder of such Shares. Notwithstanding the foregoing, in connection with each grant of Restricted Shares hereunder, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Restricted Shares.

          15.10 Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Tennessee without giving effect to conflicts of laws principles.

          15.11 Severability. If any provision of the Plan or any Award is, or becomes, or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

          15.12 Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation (including applicable non-U.S. laws or regulations) or entitle the Company to recover the same under Exchange Act Section 16(b), and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary.

          15.13 No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary or Affiliate.

          15.14 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

          15.15 Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

SECTION 16. TERM OF THE PLAN

          16.1 Effective Date. The Plan shall be effective as of May 7, 2003 provided it has been approved by the Board and by the Company’s shareholders.

          16.2 Expiration Date. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the tenth (10th) anniversary of the Effective Date.

PERFORMANCE FOOD GROUP COMPANY
ANNUAL MEETING OF SHAREHOLDERS
May 7, 2003

PROXY

          This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders to be held at 10:00 a.m. (EDT) on May 7, 2003 and any adjournment(s) thereof. The undersigned hereby appoints John D. Austin and Roger L. Boeve, or either of them, with full power of substitution, as attorneys, and hereby authorizes them to represent and to vote in the name of and as proxy for the undersigned, as designated, all of the shares of common stock of Performance Food Group Company held of record by the undersigned on March 20, 2003.

1.		Election of two Class I Directors to serve until the 2006 Annual Meeting of Shareholders and until their successors are elected and qualified.

	☐	FOR all nominees listed below (except as marked to the contrary below).

Charles E. Adair	Timothy M. Graven

To withhold authority to vote for any individual nominee, write that nominee’s name in the space below:

	☐	WITHHOLD AUTHORITY to vote for all nominees.

2.		Adoption of the Performance Food Group Company 2003 Equity Incentive Plan.

	☐	FOR

	☐	AGAINST

	☐	ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before this meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES REFERRED TO IN PROPOSAL 1 AND FOR THE ADOPTION OF THE PERFORMANCE FOOD GROUP COMPANY 2003 EQUITY INCENTIVE PLAN.

The undersigned revokes any prior proxies to vote the shares covered by this proxy.

Dated: , 2003

Signature

Signature if Held Jointly

Please sign exactly as name appears on your share
certificates. Each joint owner must sign. When
signing as attorney, executor, administrator, trustee or
guardian, please give full title as such. If a
corporation, please sign in full corporate name as
authorized. If a partnership or limited liability
company, please sign in such organization’s name by
an authorized person.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED REPLY ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.